Exhibit 77E

Legal Proceedings

Great-West T. Rowe Price Equity Income Fund

Several lawsuits have been filed relating to the Fund’s previous investments in Tribune Company in connection with Tribune Company’s Chapter 11 bankruptcy proceeding. The lawsuits stem from a leveraged buyout transaction by which Tribune Company converted to a privately-held company in 2007. On December 7, 2010, Great-West Funds was named as a defendant and putative member of the proposed defendant class of shareholders in an adversary proceeding brought by The Official Committee of Unsecured Creditors of Tribune Company in the U.S. Bankruptcy Court for the District of Delaware. On September 20, 2011, Great-West Funds was named as a defendant and a putative defendant class member in a lawsuit filed by the indenture trustees of certain secured creditors of Tribune Company in the U.S. District Court for the District of Colorado. The Fund was also named as a defendant in this lawsuit. These lawsuits were consolidated with others into an action pending in the U.S. District Court for the Southern District of New York. The plaintiffs in all these lawsuits seek to recover amounts paid to Tribune shareholders in connection with the leveraged buyout, plus interest and attorneys’ fees and expenses. During 2013, the Court granted a motion to dismiss the claims brought by the secured creditors. That matter was immediately appealed to the United States Court of Appeals for the Second Circuit. The unsecured creditors matter is still pending in the Southern District of New York. On March 24, 2016, the Second Circuit held that the plaintiffs cannot recover payments for Tribune stock under the constructive fraudulent conveyance theory as such suits are barred by the U.S. Bankruptcy Code. In July 2016, the Second Circuit denied the Plaintiffs’ motion for rehearing en banc.

The lawsuits allege no misconduct by Great-West Funds or the Fund, and Great-West Funds and the Fund intend to vigorously defend themselves in the lawsuits. If the lawsuits were to be decided or settled in a manner adverse to the Fund, the payment of such judgments or settlements could have a material adverse effect on the Fund’s net asset value. The value of the proceeds received by the Fund in connection with the leveraged buyout was approximately $14,059,000.

Great-West Ariel Mid Cap Value Fund

Several lawsuits have been filed relating to the Fund’s previous investments in Tribune Company in connection with Tribune Company’s Chapter 11 bankruptcy proceeding. The lawsuits stem from a leveraged buyout transaction by which Tribune Company converted to a privately-held company in 2007. On December 7, 2010, Great-West Funds was named as a defendant and putative member of the proposed defendant class of shareholders in an adversary proceeding brought by The Official Committee of Unsecured Creditors of Tribune Company in the U.S. Bankruptcy Court for the District of Delaware. On September 20, 2011, Great-West Funds was named as a defendant and a putative defendant class member in a lawsuit filed by the indenture trustees of certain secured creditors of Tribune Company in the U.S. District Court for the District of Colorado. These lawsuits were consolidated with others into an action pending in the U.S. District Court for the Southern District of New York. The Fund has been named as a defendant in this action. The plaintiffs in these lawsuits seek to recover amounts paid to Tribune shareholders in connection with the leveraged buyout, plus interest and attorneys’ fees and expenses. During 2013, the Court granted a motion to dismiss the claims brought by the secured creditors. That matter was immediately appealed to the United States Court of Appeals for the Second Circuit. The unsecured creditors matter is still pending in the Southern District of New York. On March 24, 2016, the Second Circuit held that the plaintiffs cannot recover payments for Tribune stock under the constructive fraudulent conveyance theory as such suits are barred by the U.S. Bankruptcy Code. In July 2016, the Second Circuit denied the Plaintiffs’ motion for rehearing en banc.

The lawsuits allege no misconduct by Great-West Funds or the Fund, and Great-West Funds and the Fund intend to vigorously defend themselves in the lawsuits. If the lawsuits were to be decided or settled in a manner adverse to the Fund, the payment of such judgments or settlements could have a material adverse effect on the Fund’s net asset value. The Fund received approximately $23,706,030 in proceeds from sales of Tribune Company shares made on the open market after the leveraged buyout was announced to the public.

Great-West Stock Index Fund

Several lawsuits have been filed relating to the Fund’s previous investments in Tribune Company in connection with Tribune Company’s Chapter 11 bankruptcy proceeding. The lawsuits stem from a leveraged buyout transaction by which Tribune Company converted to a privately-held company in 2007. On December 7, 2010, Great-West Funds was named as a defendant and putative member of the proposed defendant class of shareholders in an adversary proceeding brought by The Official Committee of Unsecured Creditors of Tribune Company in the U.S. Bankruptcy Court for the District of Delaware. On September 20, 2011, Great-West Funds was named as a defendant and a putative defendant class member in a lawsuit filed by the indenture trustees of certain secured creditors of Tribune Company in the U.S. District Court for the District of Colorado. These lawsuits were consolidated with others into an action pending in the U.S. District Court for the Southern District of New York. The Fund has been named as a defendant in this action. The plaintiffs in these lawsuits seek to recover amounts paid to Tribune shareholders in connection with the leveraged buyout, plus interest and attorneys’ fees and expenses. During 2013, the Court granted a motion to dismiss the claims brought by the secured creditors. That matter was immediately appealed to the United States Court of Appeals for the Second Circuit. The unsecured creditors matter is still pending in the Southern District of New York. On March 24, 2016, the Second Circuit held that the plaintiffs cannot recover payments for Tribune stock under the constructive fraudulent conveyance theory as such suits are barred by the U.S. Bankruptcy Code. In July 2016, the Second Circuit denied the Plaintiffs’ motion for rehearing en banc.

The lawsuits allege no misconduct by Great-West Funds or the Fund, and Great-West Funds and the Fund intend to vigorously defend themselves in the lawsuits. If the lawsuits were to be decided or settled in a manner adverse to the Fund, the payment of such judgments or settlements could have a material adverse effect on the Fund’s net asset value. The value of the proceeds received by the Fund in connection with the leveraged buyout was approximately $83,232.

A lawsuit has been filed relating to the Fund’s previous investments in LyondellBasell Finance Company in connection with its 2009 Chapter 11 bankruptcy proceeding. The lawsuit stems from a 2007 leveraged buyout of Lyondell Chemical Company by Basell AF S.C.A. On December 19, 2011, the Fund was named as a defendant and putative member of the proposed defendant class of shareholders in an adversary proceeding brought by Edward S. Weisfelner, as Trustee of the LB Creditor Trust in the U.S. Bankruptcy Court for the Southern District of New York. The plaintiffs seek to recover amounts paid to Lyondell Chemical Company shareholders in connection with the leveraged buyout, plus interest and attorneys’ fees and expenses. During November 2015, the Court dismissed plaintiff’s actual intent fraudulent transfer claims. On July 20, 2016, the court denied the remaining claims asserted by plaintiffs, but on July 27, 2016 the court reinstated the plaintiff’s intentional fraudulent transfer claims.

The lawsuits allege no misconduct by the Fund, and the Fund intends to vigorously defend itself in the lawsuit. If the lawsuit were to be decided or settled in a manner adverse to the Fund, the payment of such judgments or settlements could have a material adverse effect on the Fund’s net asset value. The value of the proceeds received by the Fund in connection with the leveraged buyout was approximately $398,688.

Great-West S&P 500® Index Fund

Several lawsuits have been filed relating to the Fund’s previous investments in Tribune Company in connection with Tribune Company’s Chapter 11 bankruptcy proceeding. The lawsuits stem from a leveraged buyout transaction by which Tribune Company converted to a privately-held company in 2007. On December 7, 2010, Great-West Funds was named as a defendant and putative member of the proposed defendant class of shareholders in an adversary proceeding brought by The Official Committee of Unsecured Creditors of Tribune Company in the U.S. Bankruptcy Court for the District of Delaware. On September 20, 2011, Great-West Funds was named as a defendant and a putative defendant class member in a lawsuit filed by the indenture trustees of certain secured creditors of Tribune Company in the U.S. District Court for the District of Colorado. These lawsuits were consolidated with others into an action pending in the U.S. District Court for the Southern District of New York. The Fund has been named as a defendant in this action. The plaintiffs in these lawsuits seek to recover amounts paid to Tribune shareholders in connection with the leveraged buyout, plus interest and attorneys’ fees and expenses. During 2013, the Court granted a motion to dismiss the claims brought by the secured creditors. That matter was immediately appealed to the United States Court of Appeals for the Second Circuit. The unsecured creditors matter is still pending in the Southern District of New York. On March 24, 2016, the Second Circuit held that the plaintiffs cannot recover payments for Tribune stock under the constructive fraudulent conveyance theory as such suits are barred by the U.S. Bankruptcy Code. In July 2016, the Second Circuit denied the Plaintiffs’ motion for rehearing en banc.

The lawsuits allege no misconduct by Great-West Funds or the Fund, and Great-West Funds and the Fund intend to vigorously defend themselves in the lawsuits. If the lawsuits were to be decided or settled in a manner adverse to the Fund, the payment of such judgments or settlements could have a material adverse effect on the Fund’s net asset value. The value of the proceeds received by the Fund in connection with the leveraged buyout was approximately $170,136.

Great-West Capital Management, LLC

Great-West Funds’ investment adviser, Great-West Capital Management, LLC “(GWCM”), has been named as a defendant in a complaint captioned Obeslo et al. v. Great-West Capital Management, LLC, which was filed in the United States District Court for the District of Colorado on January 29, 2016, subsequently amended on April 8, 2016, and consolidated on August 22, 2016 with a separate complaint captioned Duplass, Zwain, Bourgeois, Pfister & Weinstock APLC 401(k) Plan v. Great-West Capital Management, LLC, which was also filed in the United States District Court for the District of Colorado on May 20, 2016 (together the “Consolidated Complaint”). The Consolidated Complaint, which was filed by purported shareholders of the Great-West Funds, alleges that Great-West Capital Management, LLC (“GWCM”) breached its fiduciary duty under Section 36(b) of the Investment Company Act of 1940 (“1940 Act”) with respect to its receipt of advisory fees paid by the Great-West Funds. The Consolidated Complaint, which the plaintiffs purport to bring on behalf of the Great-West Funds, relates to the advisory fees paid by Great-West Funds. The Consolidated Complaint requests relief in the form of (1) a declaration that GWCM violated Section 36(b) of the 1940 Act, (2) permanently enjoining GWCM from further violating Section 36(b), (3) awarding compensatory damages, including repayment of excessive investment advisory fees, (4) rescinding the investment advisory agreement between GWCM and the Great-West Funds and (5) awarding reasonable costs from the Consolidated Complaint.

GWCM has been named as a defendant in an additional complaint captioned Obeslo et al. v. Great-West Life and Annuity Insurance Company and Great-West Capital Management, LLC, which was filed in the United States District Court for the District of Colorado on December 23, 2016 (“Second Obeslo Complaint”). The Second Obeslo Complaint, which was filed by purported shareholders of the Great-West Funds, alleges that the defendants breached their respective fiduciary duty under Section 36(b) of the 1940 Act with respect to administrative services fees paid by the Great-West Funds to Great-West Life & Annuity Insurance Company (“GWL&A”). The Second Obeslo Complaint, which the plaintiffs purport to bring on behalf of the Great-West Funds, relates to the administrative services fees paid by Great-West Funds. The Second Obeslo Complaint requests relief in the form of (1) a declaration that the defendants violated Section 36(b) of the 1940 Act, (2) awarding compensatory damages, including repayment of excessive administrative services fees, (3) rescinding the administrative services agreement between GWL&A and the Great-West Funds and (4) awarding reasonable costs from the Second Obeslo Complaint.

GWCM believes that the Consolidated Compliant and the Second Obeslo Complaint are without merit, and intends to defend itself vigorously against the allegations. GWCM also believes that the Consolidated Compliant and Second Obeslo Complaint will not have a material adverse effect on the ability of GWCM to perform its obligations under its investment advisory agreement with Great-West Funds.